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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Pacific Sunwear of California, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PACIFIC SUNWEAR OF CALIFORNIA, INC.
3450 East Miraloma Avenue
Anaheim, California 92806

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 4, 2015

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Pacific Sunwear of California, Inc. (the “Company”), dated April 24, 2015, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, June 4, 2015. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 22, 2015.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2015

To the Shareholders of PACIFIC SUNWEAR OF CALIFORNIA, INC.:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Pacific Sunwear of California, Inc. (the “Company”) has been changed. The Annual Meeting will now be held on Thursday, June 4, 2015 at 9:00 A.M., local time at the Huntley Hotel, 1111 Second Street, Santa Monica, California 90403.

By Order of the Board of Directors,
Craig E. Gosselin
Senior Vice President, General Counsel
and Human Resources, and Secretary

May 22, 2015